As filed with the Securities and Exchange Commission on June 26, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
Under
The Securities Act of 1933

COMSCORE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	7389	54-19555550
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

11465 Sunset Hills Road
Suite 200
Reston, Virginia 20190
(703) 438-2000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Magid M. Abraham, Ph.D.
President and Chief Executive Officer
comScore, Inc.
11465 Sunset Hills Road
Suite 200
Reston, Virginia 20190
(703) 438-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey D. Saper, Esq. Robert G. Day, Esq. Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road Palo Alto, California 94304	Christiana L. Lin, Esq. General Counsel comScore, Inc. 11465 Sunset Hills Road, Suite 200 Reston, Virginia 20190 Telephone: (703) 438-2000 Facsimile: (703) 438-2051	Andrew J. Pitts, Esq. Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, New York 10019 Telephone: (212) 474-1000 Facsimile: (212) 474-3700
Mark R. Fitzgerald, Esq. Wilson Sonsini Goodrich & Rosati, Professional Corporation 1700 K Street, N.W., Fifth Floor Washington, D.C. 20006 Telephone: (202) 973-8800 Facsimile: (202) 973-8899

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☑ 333-141740

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of each Class of	Amount to be	Offering Price per	Aggregate Offering	Registration
Securities to be Registered	Registered(1)(2)	Share(3)	Price	Fee
Common Stock, par value $0.001 per share	345,000	$16.50	$5,692,500	$175

(1)	Includes 45,000 shares the underwriters have an option to purchase to cover over-allotments, if any.
(2)	The 345,000 shares being registered under this Registration Statement are in addition to the 5,750,000 shares registered pursuant to the Registration Statement on Form S-1 (File No. 333-141740).
(3)	Based on the public offering price.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT.

EXPLANATORY NOTE AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with respect to the registration of additional shares of common stock, par value $0.001 per share, of comScore, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement includes the registration statement facing page, this page, the signature pages, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent, and the consent of an independent registered public accounting firm. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-141740), initially filed by the Registrant on April 2, 2007 and declared effective by the Securities and Exchange Commission on June 26, 2007. The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by 345,000 shares, including increasing by 45,000 the shares subject to purchase upon exercise of the underwriters’ option to purchase additional shares of common stock. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1, as amended (File No. 333-141740), including the exhibits and the power of attorney thereto, are incorporated by reference into this Registration Statement.

UNDERTAKING

The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth in the cover page of this Registration Statement by wire transfer of such amount to the Commission’s account at Mellon Bank as soon as practicable (but no later than the close of business on June 27, 2007); (ii) it will not revoke such instruction; (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee; and (iv) it will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than June 27, 2007.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Reston, Commonwealth of Virginia, on the twenty-sixth day of June, 2007.

comScore, Inc.

By:	/s/ Magid M. Abraham
Magid M. Abraham, Ph.D.
President, Chief Executive
Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature		Title	Date

/s/ Magid M. Abraham Magid M. Abraham, Ph.D.		President, Chief Executive Officer (Principal Executive Officer) and Director	June 26, 2007

/s/ John M. Green John M. Green		Chief Financial Officer (Principal Financial and Accounting Officer)	June 26, 2007

* Gian M. Fulgoni		Executive Chairman of the Board of Directors	June 26, 2007

* Thomas D. Berman		Director	June 26, 2007

* Bruce Golden		Director	June 26, 2007

* William J. Henderson		Director	June 26, 2007

* Ronald J. Korn		Director	June 26, 2007

* Frederick R. Wilson		Director	June 26, 2007

*By:	/s/ Magid M. Abraham Magid M. Abraham, Ph.D. Attorney-In-Fact

EXHIBIT INDEX

Exhibit
Number		Description

5.1		Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1		Consent of Ernst & Young LLP
23.2		Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)
24	.1*	Power of Attorney

*	Incorporated by reference from the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-141740), initially filed by the Registrant on April 2, 2007 and declared effective by the Securities and Exchange Commission on June 26, 2007